Exhibit 4.10
CANADIAN SECURITY AGREEMENT
     THIS CANADIAN SECURITY AGREEMENT dated as of February 29, 2008 (as amended, modified, restated or supplemented from time to time, the “Canadian Security Agreement”) is by and among the parties identified as “Grantors” on the signature pages hereto and such other parties as may become Grantors hereunder after the date hereof (individually a “Grantor”, and collectively the “Grantors”) and Bank of America, National Association, acting through its Canada branch, as Canadian administrative agent (in such capacity, the “Canadian Administrative Agent”) for the Secured Parties (defined below).
W I T N E S S E T H
     WHEREAS, credit facilities have been established in favour of EMS Technologies, Inc. a Georgia corporation (“EMS”) and EMS Technologies Canada, Ltd., a Canadian federal corporation (the “Canadian Borrower” and together with EMS, the “Borrowers”) pursuant to the terms of that certain Credit Agreement dated as of the date hereof (as amended, modified, supplemented or extended from time to time, the “Credit Agreement”) among the Borrowers, the Guarantors from time to time party thereto, the Lenders from time to time party thereto, Bank of America, National Association, as Domestic Administrative Agent and Domestic L/C Issuer and Bank of America, National Association, acting through its Canada branch, as Canadian Administrative Agent and Canadian L/C Issuer;
     WHEREAS, this Canadian Security Agreement is required under the terms of the Credit Agreement; and
     NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Definitions.
     (a) Capitalized terms used and not otherwise defined herein shall have the meanings provided in the Credit Agreement.
     (b) The following terms shall have the meanings given to them in the Personal Property Security Act (Ontario) (the “PPSA”), as now enacted or as the same may from time to time be amended, re-enacted or replaced, and in Section 2 hereof: Accessions, Account, Chattel Paper, Consumer Goods, Document of Title, Futures Account, Futures Contract, Goods, Instrument, Intangible, Inventory, Investment Property, Money and Proceeds.
     (c) The following terms shall have the meanings given to them in the Securities Transfer Act (Ontario) (the “STA”), as now enacted or as the same may from time to time be amended, re-enacted or replaced, and in Section 2 hereof: Certificated Security, Securities Account, Security, Security Entitlement and Uncertificated Security.
     (d) As used herein, the following terms shall have the meanings set forth below:
     “Canadian Administrative Agent” has the meaning provided in the introductory paragraph hereof.
     “Collateral” has the meaning provided in Section 2 hereof.

     “Copyright License” means any written agreement, naming any Grantor as licensor, granting any right under any Copyright.
     “Copyrights” means (a) all copyrights registered in Canada or any other country in all works, now existing or hereafter created or acquired, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the Canadian Intellectual Property Office or in any similar office or agency of Canada, any province or territory thereof, or any other country or political subdivision thereof, and (b) all renewals thereof.
     “Patent License” means any agreement, whether written or oral, providing for the grant by or to a Grantor of any right to manufacture, use or sell any invention covered by a Patent.
     “Patents” means (a) all letters patent of Canada, or any other country or any political subdivision thereof, and all reissues and extensions thereof, and (b) all applications for letters patent of Canada and all divisions, continuations and continuations-in-part thereof.
     “PPSA” has the meaning provided in Section 1 (b) hereof.
     “Secured Obligations” means, without duplication, (i) all advances to, and debts, liabilities, obligations, covenants and duties of, any Canadian Loan Party arising under any Canadian Loan Document or otherwise with respect to any Canadian Revolving Loan or Canadian Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Canadian Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, (ii) all liabilities and obligations, whenever arising, owing from the Canadian Borrower or any Canadian Loan Party that is a Canadian Subsidiary to any Canadian Lender or an Affiliate of any Canadian Lender arising under any Swap Contract between the Canadian Borrower or any Canadian Loan Party that is a Canadian Subsidiary and any Canadian Lender or Affiliate of a Canadian Lender that is permitted to be incurred pursuant to Section 8.03(d) of the Credit Agreement, (iii) all liabilities and obligations, whenever arising, owing from the Canadian Borrower or any Canadian Loan Party that is a Canadian Subsidiary to any Canadian Lender or an Affiliate of any Canadian Lender arising under any Treasury Management Agreement between any the Canadian Borrower or any Canadian Loan Party that is a Canadian Subsidiary and any Canadian Lender or an Affiliate of any Canadian Lender, in each case howsoever evidenced, created, incurred or acquired, whether primary, secondary, direct, contingent, or joint and several, and all obligations and liabilities incurred in connection with collecting and enforcing the foregoing and (iv) all costs and expenses incurred in connection with enforcement and collection of the Secured Obligations described in the foregoing clauses (i), (ii) and (iii), including, without limitation, reasonable legal fees and disbursements.
     “Secured Parties” means, collectively, the Canadian Lenders and any other holder of the Secured Obligations, and “Secured Party” means any one of them.
     “STA” has the meaning provided in Section 1(c) hereof.
     “Trademark License” means any agreement, written or oral, providing for the grant by or to a Grantor of any right to use any Trademark.

     “Trademarks” means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the Canadian Intellectual Property Office or in any similar office or agency of Canada, or any other country or political subdivision thereof, or otherwise and (b) all renewals thereof.
     2. Grant of Security Interest in the Collateral. To secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Secured Obligations, each Grantor hereby assigns (other than Trademarks), pledges, mortgages (other than Trademarks) and charges as and by way of a fixed and specific mortgage and charge to the Canadian Administrative Agent, for the benefit of the Secured Parties, a continuing security interest in, and a right to set off against, any and all right, title and interest of such Grantor in and to all of the following, whether now owned or existing or owned, acquired, or arising hereafter, by way of amalgamation or otherwise (collectively, the “Collateral”):
     (a) Receivables: all debts, Accounts, claims and choses in action for monetary amounts which are now or which may hereafter become due, owing or accruing due to the Grantor;
     (b) Inventory: all Inventory of whatever kind and wherever situated including, without limiting the generality of the foregoing, all goods held for sale or lease or furnished or to be furnished under contracts for service or used or consumed in the business of the Grantor;
     (c) Equipment: all machinery, equipment, fixtures, furniture, plant, vehicles and other tangible personal property which are not Inventory;
     (d) Chattel Paper: all Chattel Paper;
     (e) Documents of Title: all warehouse receipts, bills of lading and other Documents of Title, whether negotiable or not;
     (f) Securities and Instruments: all shares, stock, warrants, bonds, debentures, debenture stock and other Securities and all Instruments;
     (g) Investment Property: all Certificated Securities and Uncertificated Securities, Security Entitlements, Securities Accounts, Futures Contracts and Futures Accounts;
     (h) Intangibles: all Intangibles not otherwise described in this Section 2 including, without limiting the generality of the foregoing, all goodwill, Patents, Patent Licenses, Trademarks, Trademark Licenses, Copyrights, Copyright Licenses and other industrial property;
     (i) Money: all coins or bills or other medium of exchange adopted for use as part of the currency of Canada or of any foreign government;
     (j) Goods: all tangible personal property other than Chattel Paper, Documents of Title, Instruments, Money and Investment Property;
     (k) Books, Records. Etc.: all books, papers, Accounts, invoices, documents and other records in any form evidencing or relating to any of the property described in this Section 2 and all contracts, Securities, Instruments and other rights and benefits in respect thereof;

     (l) Substitutions, Etc.: all replacements of, substitutions for and increases, additions and Accessions to any of the property described in this Section 2;
     (m) Proceeds: all proceeds of any Collateral in any form derived directly or indirectly from any dealing with the Collateral or that indemnifies or compensates for the loss of or damage to the Collateral; and
     (n) to the extent not otherwise included, all Accessions of any and all of the foregoing.
provided that the security interest granted hereby will not extend or apply to the last day of the term of any lease or any agreement therefor now held or hereafter acquired by the Grantor, but should the Secured Parties enforce the security interest granted hereby, the Grantor will thereafter stand possessed of such last day in trust to assign the same to any person acquiring such term in the course of the enforcement of the security interest granted hereby.
     Each of the Grantors acknowledges that value has been given and agrees that the security interest granted hereby will attach when such Grantor signs this Canadian Security Agreement and such Grantor has any rights in the Collateral.
     The Grantors and the Canadian Administrative Agent, on behalf of the Secured Parties, hereby acknowledge and agree that the security interest created hereby in the Collateral (i) constitutes continuing collateral security for all of the Secured Obligations, whether now existing or hereafter arising and (ii) is not and shall not be construed as an assignment of any Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks or Trademark Licenses.
     Notwithstanding anything to the contrary contained herein, the security interests granted under this Canadian Security Agreement shall not extend to (and the following shall not be included as Collateral) (i) Excluded Canadian Property, and (ii) any Intangible, permit, lease, license, contract or other Instrument of a Grantor if the grant of a security interest in such Intangible, permit, lease, license, contract or other Instrument in the manner contemplated by this Canadian Security Agreement, under the terms thereof or under applicable Law, is prohibited and would result in the termination thereof or give the other parties thereto the right to terminate, accelerate or otherwise alter such Grantor’s rights, titles and interests thereunder (including upon the giving of notice or the lapse of time or both); provided that (a) any such limitation described above on the security interests granted hereunder shall only apply to the extent that any such prohibition is not rendered ineffective pursuant to the PPSA, the STA or any other applicable Law (including Debtor Relief Laws) or principles of equity and (b) in the event of the termination or elimination of any such prohibition or the requirement for any consent contained in any applicable Law, Intangible, permit, lease, license, contract or other Instrument, to the extent sufficient to permit any such item to become Collateral hereunder, or upon the granting of any such consent, or waiving or terminating any requirement for such consent, a security interest in such Intangible, permit, lease, license, contract or other Instrument shall be automatically and simultaneously granted hereunder and shall be included as Collateral hereunder.
     3. Provisions Relating to Accounts.
     (a) Anything herein to the contrary notwithstanding, each of the Grantors shall remain liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account. Neither the Canadian Administrative Agent nor any Secured Party shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Canadian Security Agreement or the receipt by the Canadian Administrative Agent or any Secured Party

of any payment relating to such Account pursuant hereto, nor shall the Canadian Administrative Agent or any Secured Party be obligated in any manner to perform any of the obligations of a Grantor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.
     (b) At any time after the occurrence and during the continuation of an Event of Default, (i) the Canadian Administrative Agent shall have the right, but not the obligation, to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and the Grantors shall furnish all such assistance and information as the Canadian Administrative Agent may reasonably require in connection with such test verifications, (ii) upon the Canadian Administrative Agent’s request and at the expense of the Grantors, the Grantors shall cause independent public accountants or others satisfactory to the Canadian Administrative Agent to furnish to the Canadian Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts and (iii) the Canadian Administrative Agent in its own name or in the name of others may communicate with account debtors on the Accounts to verify with them to the Canadian Administrative Agent’s satisfaction the existence, amount and terms of any Accounts.
     4. Representations and Warranties. Each Grantor hereby represents and warrants to the Canadian Administrative Agent, for the benefit of the Secured Parties, that so long as any of the Secured Obligations remains outstanding and until all of the commitments relating thereto have been terminated:
     (a) Legal Name.
     (i) Each Grantor’s exact legal name (and for the prior five years or since the date of its formation have been) are as set forth on Schedule 6.20(c) to the Credit Agreement.
     (ii) Each Grantor’s jurisdiction of formation is (and for the prior five years or since the date of its formation has been) as set forth on Schedule 6.20(c) to the Credit Agreement.
     (iii) Other than as set forth on Schedule 6.20(c) to the Credit Agreement, no Grantor has been party to an amalgamation or other change in structure or used any trade name in the prior five years.
     (b) Ownership. Each Grantor is the legal and beneficial owner of its Collateral and has the right to pledge, sell, assign or transfer the same.
     (c) Security Interest/Priority. This Canadian Security Agreement creates a valid security interest in favour of the Canadian Administrative Agent, for the benefit of the Secured Parties, in the Collateral of such Grantor and, when properly perfected by filing, shall constitute a valid, perfected security interest in such Collateral, to the extent such security interest can be perfected by filing under the PPSA, free and clear of all Liens except for Permitted Liens.
     (d) Types of Collateral. None of the Collateral consists of, or is the Accessions or the Proceeds of Consumer Goods.

     (e) Accounts. With respect to the Accounts of the Grantors reflected as accounts receivable on the consolidated balance sheet of EMS and its Subsidiaries most recently delivered to the Domestic Administrative Agent pursuant to the Credit Agreement, (i) each Account of the Grantors and the papers and documents relating thereto are genuine and in all material respects what they purport to be, (ii) each Account arises out of (A) a bona fide sale of goods sold and delivered by such Grantor (or is in the process of being delivered) or (B) services theretofore actually rendered by such Grantor to the account debtor named therein, (iii) any Account of a Grantor evidenced by any Instrument or Chattel Paper has, to the extent requested by the Canadian Administrative Agent, been endorsed over and delivered to, or submitted to the control of, the Canadian Administrative Agent and (iv) no surety bond was required or given in connection with any Account of a Grantor or the contracts or purchase orders out of which they arose.
     (f) Inventory. No Inventory of a Grantor is held by any Person other than a Grantor pursuant to consignment, sale or return, sale on approval or similar arrangement.
     (g) Copyrights, Patents and Trademarks.
     (i) Schedule 6.17 to the Credit Agreement includes all Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses owned by any Grantor in its own name, or to which any Grantor is a party, as of the date hereof (other than with respect to off-the-shelf software) and registered in the name of such Grantor.
     (ii) Each Copyright, Patent and Trademark is valid, subsisting, unexpired, enforceable and has not been abandoned as of the date hereof.
     (iii) Except as set forth in Schedule 6.17 to the Credit Agreement, none of the Copyrights, Patents and Trademarks is the subject of any licensing or franchise agreement as of the date hereof (other than with respect to off-the-shelf software).
     (iv) No holding, decision or judgment has been rendered by any Governmental Authority that would limit, cancel or question the validity of any Copyright, Patent or Trademark.
     (v) No action or proceeding is pending seeking to limit, cancel or question the validity of any Copyright, Patent or Trademark, or that, if adversely determined, could reasonably be expected to have a material adverse effect on the value of any Copyright, Patent or Trademark.
     (vi) All applications pertaining to the Copyrights, Patents and Trademarks of each Grantor have been duly and properly filed, and all registrations or letters pertaining to such Copyrights, Patents and Trademarks have been duly and properly filed and issued, and all of such Copyrights, Patents and Trademarks are valid and enforceable.
     (vii) No Grantor has made any assignment or agreement in conflict with the security interest in the Copyrights, Patents or Trademarks of any Grantor hereunder.
     5. Covenants. Each Grantor covenants that, so long as any of the Secured Obligations remains outstanding and until all of the commitments relating thereto have been terminated, such Grantor shall:

     (a) Other Liens. Defend the Collateral against Liens therein other than Permitted Liens.
     (b) Instruments/Chattel Paper/Documents of Title. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper, or if any property constituting Collateral shall be stored or shipped subject to a Document of Title, (i) ensure that such Instrument, Chattel Paper or Document of Title is either in the possession of such Grantor at all times or, if requested by the Canadian Administrative Agent, is immediately delivered to the Canadian Administrative Agent, duly endorsed in a manner satisfactory to the Canadian Administrative Agent and (ii) ensure that any Collateral consisting of Chattel Paper is marked with a legend acceptable to the Canadian Administrative Agent indicating the Canadian Administrative Agent’s security interest in such Chattel Paper.
     (c) Change in Name, Location, Structure or Type. Not, without providing ten days prior written notice to the Canadian Administrative Agent (i) change its name, the province in which the chief executive office is located or jurisdiction of formation, (ii) be party to a merger, amalgamation, consolidation or other change in structure except as permitted by the Credit Agreement or (iii) use any trade name other than as set forth on Schedule 6.20(c) to the Credit Agreement.
     (d) Perfection of Security Interest. Execute and deliver to the Canadian Administrative Agent such agreements, assignments or instruments and do all such other things as the Canadian Administrative Agent may reasonably deem necessary, appropriate or convenient (i) to assure to the Canadian Administrative Agent the effectiveness, perfection and priority of its security interests in the Collateral hereunder, including (A) such instruments as the Canadian Administrative Agent may from time to time reasonably request in order to perfect and maintain the security interests granted hereunder in accordance with the PPSA, (B) with regard to Copyrights, a Notice of Grant of Security Interest in Copyrights for filing with the Canadian Intellectual Property Office in the form of Exhibit 5(d)(i) attached hereto, (C) with regard to Patents, a Notice of Grant of Security Interest in Patents for filing with the Canadian Intellectual Property Office in the form of Exhibit 5 (d)(ii) attached hereto and (D) with regard to Trademarks registered with the Canadian Intellectual Property Office and all applications for Trademarks filed with the Canadian Intellectual Property Office, a Notice of Grant of Security Interest in Trademarks for filing with the Canadian Intellectual Property Office in the form of Exhibit 5(d)(iii) attached hereto, (ii) to consummate the transactions contemplated hereby and (iii) to otherwise protect and assure the Canadian Administrative Agent of its rights and interests hereunder. To that end, each Grantor authorizes the Canadian Administrative Agent to file one or more financing statements (with collateral descriptions broader, including without limitation “inventory”, “equipment”, “accounts”, “other” and/or “motor vehicle included” collateral descriptions) disclosing the Canadian Administrative Agent’s security interest in any or all of the Collateral of such Grantor without such Grantor’s signature thereon. Each Grantor hereby agrees that a carbon, photographic or other reproduction of this Canadian Security Agreement or any such financing statement is sufficient for filing as a financing statement by the Canadian Administrative Agent without notice thereof to such Grantor wherever the Canadian Administrative Agent may in its sole discretion desire to file the same. In the event for any reason the law of any jurisdiction other than Ontario becomes or is applicable to the Collateral of any Grantor or any part thereof, or to any of the Secured Obligations, such Grantor agrees to execute and deliver all such instruments and to do all such other things as the Canadian Administrative Agent in its sole discretion reasonably deems necessary, appropriate or convenient to preserve, protect and enforce the security interests of the Canadian Administrative Agent under the law of such other jurisdiction (and, if a Grantor shall fail to do so promptly upon the request of the Canadian Administrative Agent, then the Canadian Administrative Agent may execute any and all such requested documents on behalf of such Grantor pursuant to the power of attorney granted hereinabove). If any Collateral is in the possession or control of a Grantor’s agents and the Canadian Administrative Agent so requests, such Grantor agrees to notify such agents in writing of the Canadian Administrative Agent’s security interest therein and, upon the Canadian Administrative Agent’s request, instruct them to hold all such Collateral for the account of the Secured Parties, subject to the Canadian Administrative Agent’s instructions. Each Grantor agrees to mark its books and records to reflect the security interest of the Canadian Administrative Agent in the Collateral.
     (e) Control. Execute and deliver (and cause to be executed and delivered) all agreements, assignments, instruments or other documents as the Canadian Administrative Agent shall reasonably request for the purpose of obtaining and maintaining control within the meaning of the PPSA with respect to any Collateral consisting of Accounts and Investment Property.
     (f) Collateral held by Warehouseman, Bailee, etc. If any Collateral is at any time in the possession or control of a warehouseman, bailee, agent or processor of such Grantor and is expected to remain in possession and control of such third party, (i) notify the Canadian Administrative Agent of such possession or control, (ii) notify such Person of the Canadian Administrative Agent’s security interest in such Collateral, (iii) instruct such Person to hold all such Collateral for the Canadian Administrative Agent’s account and subject to the Canadian Administrative Agent’s instructions and (iv) obtain an acknowledgment from such Person that it is holding such Collateral for the benefit of the Canadian Administrative Agent.
     (g) Treatment of Accounts. Not grant or extend the time for payment of any Account, or compromise or settle any Account for less than the full amount thereof, or release any Person or property, in whole or in part, from payment thereof, or allow any credit or discount thereon, in each case other than as normal and customary in the ordinary course of a Grantor’s business or as required by law.
     (h) Covenants Relating to Copyrights.
     (i) Not do any act or knowingly omit to do any act whereby any Copyright owned by it may become invalidated and (A) not do any act, or knowingly omit to do any act, whereby any Copyright owned by it may become injected into the public domain; (B) notify the Canadian Administrative Agent immediately if it knows that any Copyright owned by it may become injected into the public domain or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any court or tribunal in Canada or any other country) regarding a Grantor’s ownership of any such Copyright or its validity; (C) take all necessary steps as it shall deem appropriate under the circumstances, to maintain and pursue each application (and to obtain the relevant registration) of each Copyright owned by a Grantor and to maintain each registration of each Copyright owned by a Grantor including, without limitation, filing of applications for renewal where necessary; and (D) promptly notify the Canadian Administrative Agent of any infringement of any Copyright of a Grantor of which it becomes aware and take such actions as it shall reasonably deem appropriate under the circumstances to protect such Copyright, including, where appropriate, the bringing of suit for infringement, seeking injunctive relief and seeking to recover any and all damages for such infringement.

     (ii) Not make any assignment or agreement in conflict with the security interest in the Copyrights of each Grantor hereunder (other than in connection with a Permitted Lien or as otherwise provided in the Credit Agreement).
     (i) Covenants Relating to Patents and Trademarks.
     (i) (A) Continue to use each Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (B) maintain as in the past the quality of products and services offered under such Trademark, (C) employ such Trademark with the appropriate notice of registration, if applicable, (D) not adopt or use any mark that is confusingly similar or a colorable imitation of such Trademark unless the Canadian Administrative Agent, for the rateable benefit of the Secured Parties, shall obtain a perfected security interest in such Trademark pursuant to this Canadian Security Agreement, and (E) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any such Trademark owned by a Grantor may become invalidated.
     (ii) Not do any act, or omit to do any act, whereby any Patent owned by a Grantor may become abandoned or dedicated.
     (iii) Notify the Canadian Administrative Agent and the Secured Parties promptly if it knows that any application or registration relating to any Patent or Trademark owned by a Grantor may become abandoned or dedicated, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the Canadian Intellectual Property Office or any court or tribunal in any country) regarding a Grantor’s ownership of any Patent or Trademark or its right to register the same or to keep and maintain the same.
     (iv) Whenever a Grantor, either by itself or through an agent, employee, licensee or designee, shall file an application for the registration of any Patent or Trademark with the Canadian Intellectual Property Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Canadian Administrative Agent as required by the Credit Agreement. Upon request of the Canadian Administrative Agent, a Grantor shall execute and deliver any and all agreements, instruments, documents and papers as the Canadian Administrative Agent may reasonably request to evidence the security interest of the Canadian Administrative Agent and the Secured Parties in any Patent or Trademark in the Collateral and the goodwill and intangibles of a Grantor relating thereto or represented thereby.
     (v) Take all reasonable and necessary steps, including, without limitation, in any proceeding before the Canadian Intellectual Property Office, or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of each Patent and Trademark owned by a Grantor, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.
     (vi) Promptly notify the Canadian Administrative Agent after it learns that any Patent or Trademark included in the Collateral is infringed, misappropriated or diluted by a third party and take such actions as it shall reasonably deem appropriate under the circumstances to protect such Patent or Trademark.
     (vii) Not make any assignment or agreement in conflict with the security interest in the Patents or Trademarks of each Grantor hereunder (other than in connection with a Permitted Lien or as otherwise provided in the Credit Agreement).
     (j) Insurance. Insure, repair and replace the Collateral of such Grantor as set forth in the Credit Agreement. All insurance proceeds shall be subject to the security interest of the Canadian Administrative Agent hereunder.
     6. Advances by Canadian Administrative Agent. On failure of any Grantor to perform any of the covenants and agreements contained herein which constitutes an Event of Default and while such Event of Default continues, the Canadian Administrative Agent may, at its sole option and in its sole discretion, perform the same and in so doing may expend such sums as the Canadian Administrative Agent may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes, a payment to obtain a release of a Lien or potential Lien, expenditures made in defending against any adverse claim and all other expenditures that the Canadian Administrative Agent may make for the protection of the security hereof or that may be compelled to make by operation of law. All such sums and amounts so expended shall be repayable by the Grantors on a joint and several basis (subject to Section 23 hereof) promptly upon timely notice thereof and demand therefor, shall constitute additional Secured Obligations and shall bear interest from the date said amounts are expended at the Default Rate. No such performance of any covenant or agreement by the Canadian Administrative Agent on behalf of any Grantor, and no such advance or expenditure therefor, shall relieve the Grantors of any default under the terms of this Canadian Security Agreement, the other Canadian Loan Documents or any other documents relating to the Secured Obligations. The Canadian Administrative Agent may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged, without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good faith by a Grantor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.
     7. Remedies.
     (a) General Remedies. Upon the occurrence of an Event of Default and during the continuation thereof, the Canadian Administrative Agent shall have, in addition to the rights and remedies provided herein, in the Canadian Loan Documents, in any other documents relating to the Secured Obligations, or by law (including, without limitation, attachment and garnishment), the rights and remedies of a secured party under the legislation relating to security of personal property of the jurisdiction applicable to the affected Collateral and, further, the Canadian Administrative Agent may, with or without judicial process or the aid and assistance of others to the extent permitted by applicable law, (i) enter on any premises on which any of the Collateral may be located and, without resistance or interference by the Grantors, take possession of the Collateral, (ii) dispose of any Collateral on any such premises, (iii) require the Grantors to assemble and make available to the Canadian Administrative Agent at the expense of the Grantors any Collateral at any place and time designated by the Canadian Administrative Agent that is reasonably convenient to both parties, (iv) remove any Collateral from any such premises for the purpose of effecting sale or other disposition thereof, and/or (v) without demand and without advertisement, notice, hearing or process of law, all of which each of the Grantors hereby waives to the fullest extent permitted by law, at any place and time or times, sell and deliver any or all Collateral held by or for it at public or private sale, by one or more contracts, in one or more parcels, for cash, upon credit or otherwise, at such prices and upon such terms as the Canadian Administrative Agent deems advisable, in its sole discretion (subject to any and all mandatory legal requirements). Each of the Grantors acknowledges that any private sale referenced above may be at prices and on terms less favourable to the seller than the prices and terms that might have been obtained at a public sale. In addition to all other sums due to the Canadian Administrative Agent and the Secured Parties with respect to the Secured Obligations, the Grantors shall pay the Canadian Administrative Agent and each of the Secured Parties all reasonable documented costs and expenses incurred by the Canadian Administrative Agent or any such Secured Party, in enforcing its remedies hereunder including, but not limited to, legal fees and court costs, in obtaining or liquidating the Collateral, in enforcing payment of the Secured Obligations, or in the prosecution or defense of any action or proceeding by or against the Canadian Administrative Agent or the Secured Parties or the Grantors concerning any matter arising out of or connected with this Canadian Security Agreement, any Collateral or the Secured Obligations, including, without limitation, any of the foregoing arising in, arising under or related to a case under the Debtor Relief Laws. To the extent the rights of notice cannot be legally waived hereunder, each Grantor agrees that any requirement of reasonable notice shall be met if such notice is personally served on or mailed, postage prepaid, to the Canadian Borrower in accordance with the notice provisions of Section 11.02 of the Credit Agreement at least ten Business Days before the time of sale or other event giving rise to the requirement of such notice. The Canadian Administrative Agent shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. To the extent permitted by law, any Secured Party may be a purchaser at any such sale. To the extent permitted by applicable law, each of the Grantors hereby waives all of its rights of redemption with respect to any such sale. Subject to the provisions of applicable law, the Canadian Administrative Agent and the Secured Parties may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, to the extent permitted by law, be made at the time and place to which the sale was postponed, or the Canadian Administrative Agent may further postpone such sale by announcement made at such time and place.
     (b) Receiver. The Canadian Administrative Agent may, by appointment in writing, appoint a receiver or receiver and manager (each herein referred to as the “Receiver”) of the Collateral (which term when used in this subsection 7(b) will include the whole or any part of the Collateral) and may remove or replace such Receiver from time to time or may institute proceedings in any court of competent jurisdiction for the appointment of a Receiver of the Collateral; and the term “Canadian Administrative Agent” when used in this subsection 7(b) will include any Receiver so appointed and the agents, officers and employees of such Receiver; and the Canadian Administrative Agent will not be in any way responsible for any misconduct or negligence of any such Receiver.
     (c)  Remedies relating to Accounts. Upon the occurrence of an Event of Default and during the continuation thereof, whether or not the Canadian Administrative Agent has exercised any or all of its rights and remedies hereunder, (i) each Grantor will promptly upon request of the Canadian Administrative Agent instruct all account debtors to remit all payments in respect of Accounts to a mailing location selected by the Canadian Administrative Agent and (ii) the Canadian Administrative Agent shall have the right to enforce any Grantor’s rights against its customers and account debtors, and the Canadian Administrative Agent or its designee may notify (or require any Grantor to notify) any Grantor’s customers and account debtors that the Accounts of such Grantor have been assigned to the Canadian Administrative Agent or of the Canadian Administrative Agent’s security interest therein, and may (either in its own name or in the name of a Grantor or both) demand, collect (including without limitation by way of a lockbox arrangement), receive, take receipt for, sell, sue for, compound, settle, compromise and give acquittance for any and all amounts due or to become due on any Account, and, in the Canadian Administrative Agent’s discretion, file any claim or take any other action or proceeding to protect and realize upon the security interest of the Secured Parties in the Accounts. Each Grantor acknowledges and agrees that the Proceeds of its Accounts remitted to or on behalf of the Canadian

Administrative Agent in accordance with the provisions hereof shall be solely for the Canadian Administrative Agent’s own convenience. The Canadian Administrative Agent and the Secured Parties shall have no liability or responsibility to any Grantor for acceptance of a check, draft or other order for payment of money bearing the legend “payment in full” or words of similar import or any other restrictive legend or endorsement or be responsible for determining the correctness of any remittance. Each Grantor hereby agrees to indemnify the Canadian Administrative Agent and the Secured Parties from and against all liabilities, damages, losses, actions, claims, judgments, costs, expenses, charges and legal fees suffered or incurred by the Canadian Administrative Agent or the Secured Parties (each, an “Indemnified Party”) because of the maintenance of the foregoing arrangements except as relating to or arising out of the gross negligence or willful misconduct of an Indemnified Party or its officers, directors, employees or agents. In the case of any investigation, litigation or other proceeding, the foregoing indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by a Grantor, its directors, shareholders or creditors or an Indemnified Party or any other Person or any other Indemnified Party is otherwise a party thereto.
     (d) Access. In addition to the rights and remedies hereunder, upon the occurrence of an Event of Default and during the continuation thereof, the Canadian Administrative Agent shall have the right to enter and remain upon the various premises of the Grantors without cost or charge to the Canadian Administrative Agent, and use the same, together with materials, supplies, books and records of the Grantors for the purpose of collecting and liquidating the Collateral, or for preparing for sale and conducting the sale of the Collateral, whether by foreclosure, auction or otherwise. In addition, the Canadian Administrative Agent may remove Collateral, or any part thereof, from such premises and/or any records with respect thereto, in order to effectively collect or liquidate such Collateral.
     (e) Nonexclusive Nature of Remedies. Failure by the Canadian Administrative Agent or the Secured Parties to exercise any right, remedy or option under this Canadian Security Agreement, any other Canadian Loan Document, any other documents relating to the Secured Obligations, or as provided by law, or any delay by the Canadian Administrative Agent or the Secured Parties in exercising the same, shall not operate as a waiver of any such right, remedy or option. No waiver hereunder shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated, which in the case of the Canadian Administrative Agent or the Secured Parties shall only be granted as provided herein. To the extent permitted by law, neither the Canadian Administrative Agent, the Secured Parties, nor any party acting as attorney for the Canadian Administrative Agent or the Secured Parties, shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct hereunder. The rights and remedies of the Canadian Administrative Agent and the Secured Parties under this Canadian Security Agreement shall be cumulative and not exclusive of any other right or remedy that the Canadian Administrative Agent or the Secured Parties may have.
     (f) Retention of Collateral. To the extent permitted under applicable law, in addition to the rights and remedies hereunder, upon the occurrence and during the continuance of an Event of Default, the Canadian Administrative Agent may, after providing the notices required by Part V of the PPSA or otherwise complying with the requirements of applicable law of the relevant jurisdiction, accept or retain all or any portion of the Collateral in satisfaction of the Secured Obligations. Unless and until the Canadian Administrative Agent shall have provided such notices, however, the Canadian Administrative Agent shall not be deemed to have accepted or retained any Collateral in satisfaction of any Secured Obligations for any reason.
     (g) Deficiency. In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Canadian Administrative Agent or the Secured Parties are legally entitled, the Grantors shall be jointly and severally liable for the deficiency (subject to Section 23 hereof), together with interest thereon at the Default Rate, together with the costs of collection and legal fees. Any surplus remaining after the full payment and satisfaction of the Secured Obligations shall be returned to the Grantors or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.
     8. Rights of the Canadian Administrative Agent.
     (a) Power of Attorney. In addition to other powers of attorney contained herein, each Grantor hereby designates and appoints the Canadian Administrative Agent, on behalf of the Secured Parties, and each of its designees or agents, as attorney-in-fact of such Grantor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuation of an Event of Default:
     (i) to demand, collect, settle, compromise and adjust, and give discharges and releases concerning the Collateral, all as the Canadian Administrative Agent may reasonably deem appropriate;
     (ii) to commence and prosecute any actions at any court for the purposes of collecting any of the Collateral and enforcing any other right in respect thereof;
     (iii) to defend, settle or compromise any action, suit or proceeding brought and, in connection therewith, give such discharge or release as the Canadian Administrative Agent may reasonably deem appropriate;
     (iv) to receive, open and dispose of mail addressed to a Grantor and endorse cheques, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing payment, shipment or storage of the goods giving rise to the Collateral on behalf of and in the name of such Grantor, or securing, or relating to such Collateral;
     (v) to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral;
     (vi) to direct any parties liable for any payment in connection with any of the Collateral to make payment of any and all monies due and to become due thereunder directly to the Canadian Administrative Agent or as the Canadian Administrative Agent shall direct;
     (vii) to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Collateral;
     (viii) to sell, assign, transfer, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any Collateral or the goods or services that have given rise thereto, as fully and completely as though the Canadian Administrative Agent were the absolute owner thereof for all purposes;
     (ix) to adjust and settle claims under any insurance policy relating thereto;
     (x) to execute and deliver all assignments, conveyances, statements, financing statements, renewal financing statements, security and pledge agreements, affidavits, notices and other agreements, instruments and documents that the Canadian Administrative Agent may reasonably deem appropriate in order to perfect and maintain the security interests and liens granted in this Canadian Security Agreement and in order to fully consummate all of the transactions contemplated therein;
     (xi) to institute any foreclosure proceedings that the Canadian Administrative Agent may reasonably deem appropriate; and
     (xii) to do and perform all such other acts and things as the Canadian Administrative Agent may reasonably deem appropriate or convenient in connection with the Collateral.
     This power of attorney is a power coupled with an interest and shall be irrevocable for so long as any of the Secured Obligations shall remain outstanding and until all of the commitments relating thereto shall have been terminated. The Canadian Administrative Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Canadian Administrative Agent in this Canadian Security Agreement, and shall not be liable for any failure to do so or any delay in doing so. The Canadian Administrative Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct. This power of attorney is conferred on the Canadian Administrative Agent solely to protect, preserve and realize upon its security interest in the Collateral.
     (b) The Canadian Administrative Agent’s Duty of Care. Other than the exercise of reasonable care to assure the safe custody of the Collateral while being held by the Canadian Administrative Agent hereunder and to account for all proceeds thereof, the Canadian Administrative Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Grantors shall be responsible for preservation of all rights in the Collateral, and the Canadian Administrative Agent shall be relieved of all responsibility for the Collateral upon surrendering it or tendering the surrender of it to the Grantors. The Canadian Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Canadian Administrative Agent accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the Canadian Administrative Agent shall not have responsibility for taking any necessary steps to preserve rights against any parties with respect to any of the Collateral. In the event of a public or private sale of Collateral pursuant to Section 7 hereof, the Canadian Administrative Agent shall have no obligation to clean, repair or otherwise prepare the Collateral for sale.
     9. Application of Proceeds. Upon the occurrence and during the continuation of an Event of Default, any payments in respect of the Secured Obligations and any proceeds of the Collateral, when received by the Canadian Administrative Agent or any of the Secured Parties in cash or its equivalent, will be applied in reduction of the Secured Obligations in the order set forth in Section 9.03 of the Credit Agreement, and each Grantor irrevocably waives the right to direct the application of such payments and proceeds and acknowledges and agrees that the Canadian Administrative Agent shall have the continuing and exclusive right to apply and reapply any and all such payments and proceeds in the Canadian Administrative Agent’s sole discretion, notwithstanding any entry to the contrary upon any of its books and records.
     10. Continuing Agreement.
     (a) This Canadian Security Agreement shall be a continuing agreement in every respect and shall remain in full force and effect so long as any of the Secured Obligations remains outstanding and until all of the commitments relating thereto have been terminated. Upon payment or other satisfaction of all Secured Obligations and termination of the commitments related thereto, this Canadian Security Agreement and the liens and security interests of the Canadian Administrative Agent hereunder shall be automatically terminated and the Canadian Administrative Agent shall, upon the request and at the expense of the Grantors, execute and deliver all PPSA and Canadian Intellectual Property Office termination statements, discharges and/or other documents reasonably requested by the Grantors evidencing such termination, discharges and return to Grantors all Collateral in its possession. Notwithstanding the foregoing, all releases and indemnities provided hereunder shall survive termination of this Canadian Security Agreement.
     (b) This Canadian Security Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Canadian Administrative Agent or any Secured Party as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made; provided that in the event payment of all or any part of the Secured Obligations is rescinded or must be restored or returned, all costs and expenses (including, without limitation, legal fees and disbursements) incurred by the Canadian Administrative Agent or any Secured Party in defending and enforcing such reinstatement shall be deemed to be included as a part of the Secured Obligations.
     11. Amendments and Waivers. This Canadian Security Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except as set forth in Section 11.01 of the Credit Agreement.
     12. Successors in Interest. This Canadian Security Agreement shall create a continuing security interest in the Collateral and shall be binding upon each Grantor, its successors and assigns, and shall inure, together with the rights and remedies of the Canadian Administrative Agent and the Secured Parties hereunder, to the benefit of the Canadian Administrative Agent and the Secured Parties and their successors and permitted assigns; provided, however, none of the Grantors may assign its rights or delegate its duties hereunder without the prior written consent of the requisite Canadian Lenders under the Credit Agreement.
     13. Notices. All notices required or permitted to be given under this Canadian Security Agreement shall be given as provided in Section 11.02 of the Credit Agreement.
     14. Counterparts. This Canadian Security Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Canadian Security Agreement to produce or account for more than one such counterpart.
     15. Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Canadian Security Agreement.
     16. Governing Law; Submission to Jurisdiction; Venue.
     (a) THIS CANADIAN SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE PROVINCE OF ONTARIO AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN.
     (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS CANADIAN SECURITY AGREEMENT OR ANY OTHER CANADIAN COLLATERAL DOCUMENT MAY BE

BROUGHT IN THE COURTS OF THE PROVINCE OF ONTARIO OR OF CANADA, AND BY EXECUTION AND DELIVERY OF THIS CANADIAN SECURITY AGREEMENT, EACH GRANTOR AND THE CANADIAN ADMINISTRATIVE AGENT, ON BEHALF OF ITSELF AND EACH SECURED PARTY, CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH GRANTOR AND THE CANADIAN ADMINISTRATIVE AGENT, ON BEHALF OF ITSELF AND EACH SECURED PARTY, IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS CANADIAN SECURITY AGREEMENT OR ANY OTHER CANADIAN LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. EACH GRANTOR AND THE CANADIAN ADMINISTRATIVE AGENT, ON BEHALF OF ITSELF AND EACH SECURED PARTY, WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH JURISDICTION.
     17. Waiver of Right to Trial by Jury.
     EACH PARTY TO THIS CANADIAN SECURITY AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS CANADIAN SECURITY AGREEMENT OR ANY OTHER CANADIAN LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS CANADIAN SECURITY AGREEMENT OR ANY OTHER CANADIAN LOAN DOCUMENT, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS CANADIAN SECURITY AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT.
     18. Severability. If any provision of this Canadian Security Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.
     19. Entirety. This Canadian Security Agreement, the other Canadian Loan Documents and the other documents relating to the Secured Obligations represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Canadian Loan Documents, any other documents relating to the Secured Obligations, or the transactions contemplated herein and therein.
     20. Survival. All representations and warranties of the Grantors hereunder shall survive the execution and delivery of this Canadian Security Agreement, the other Canadian Loan Documents and the other documents relating to the Secured Obligations, the delivery of the Notes and the extension of credit thereunder or in connection therewith.
     21. Other Security. To the extent that any of the Secured Obligations are now or hereafter secured by property other than the Collateral (including, without limitation, real property and securities owned by a Grantor), or by a guarantee, endorsement or property of any other Person, then to the extent permitted by applicable law, the Canadian Administrative Agent shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence and during the continuation of any Event of Default, and the Canadian Administrative Agent shall have the right, in its sole discretion, to determine which rights, security, liens, security interests or remedies the Canadian Administrative Agent shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or the Secured Obligations or any of the rights of the Canadian Administrative Agent or the Secured Parties under this Canadian Security Agreement, under any of the other Canadian Loan Documents or under any other document relating to the Secured Obligations.
     22. Joint and Several Obligations of Grantors.
     (a) Subject to subsection (c) of this Section 23, each of the Grantors is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the Secured Parties, for the mutual benefit, directly and indirectly, of each of the Grantors and in consideration of the undertakings of each of the Grantors to accept joint and several liability for the obligations of each of them.
     (b) Subject to subsection (c) of this Section 23, each of the Grantors jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Grantors with respect to the payment and performance of all of the Secured Obligations arising under this Canadian Security Agreement, the other Canadian Loan Documents and any other documents relating to the Secured Obligations, it being the intention of the parties hereto that all the Secured Obligations shall be the joint and several obligations of each of the Grantors without preferences or distinction among them.
     (c) Notwithstanding any provision to the contrary contained herein, in any other of the Canadian Loan Documents or in any other documents relating to the Secured Obligations, the obligations of each Grantor under the Credit Agreement, the other Canadian Loan Documents and the other documents relating to the Secured Obligations shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under any applicable federal, provincial or territorial law.
[Signature Pages Follow]

     Each of the parties hereto has caused a counterpart of this Canadian Security Agreement to be duly executed and delivered as of the date first above written.

GRANTORS:	EMS TECHNOLOGIES CANADA, LTD. A Canadian federal corporation
	By:	/s/ Don T. Scartz
	Name:	Don T. Scartz
	Title:	Chief Financial Officer

990834 ONTARIO INC. An Ontario corporation
	By:	/s/ Don T. Scartz
	Name:	Don T. Scartz
	Title:	President and Director

EMS TECHNOLOGIES, INC.
CANADIAN SECURITY AGREEMENT

Accepted and agreed to as of the date first above written.

BANK OF AMERICA, NATIONAL ASSOCIATION, acting through its Canada branch, as Canadian Administrative Agent
By:	/s/ Medina Sales de Andrade
Name:	Medina Sales de Andrade
Title:	Vice President

EMS TECHNOLOGIES, INC.
CANADIAN SECURITY AGREEMENT

EXHIBIT 5(d)(i)
NOTICE
OF
GRANT OF SECURITY INTEREST
IN
COPYRIGHTS
Canadian Intellectual Property Office
Sir:
     Please be advised that pursuant to the Canadian Security Agreement dated as of February___, 2008 (as the same may be amended, modified, restated or supplemented from time to time, the “Canadian Security Agreement”) by and among the Grantors from time to time party thereto (each a “Grantor” and collectively, the “Grantors”) and Bank of America, National Association, acting through its Canada branch, as Canadian Administrative Agent (in such capacity, the “Canadian Administrative Agent”) for the Secured Parties referenced therein, the undersigned Grantor has granted a continuing security interest in the copyrights and copyright applications shown on Schedule 1 attached hereto to the Canadian Administrative Agent for the benefit of the Secured Parties.
     The undersigned Grantor and the Canadian Administrative Agent, on behalf of the Secured Parties, hereby acknowledge and agree that the security interest in the copyrights and copyright applications set forth on Schedule 1 attached hereto (i) may only be terminated in accordance with the terms of the Canadian Security Agreement and (ii) is not to be construed as an assignment of any copyright or copyright application.

Very truly yours,

[Grantor]

By:

Name:
Title:
Acknowledged and Accepted:
BANK OF AMERICA, NATIONAL ASSOCIATION,
acting through its Canada branch,
as Canadian Administrative Agent

By:

Name:
Title:

1

EXHIBIT 5(d)(ii)
NOTICE
OF
GRANT OF SECURITY INTEREST
IN
PATENTS
Canadian Intellectual Property Office
Sir:
     Please be advised that pursuant to the Canadian Security Agreement dated as of February__, 2008 (as the same may be amended, modified, restated or supplemented from time to time, the “Canadian Security Agreement”) by and among the Grantors from time to time party thereto (each a “Grantor” and collectively, the “Grantors”) and Bank of America, National Association, acting through its Canada branch, as Canadian Administrative Agent (in such capacity, the “Canadian Administrative Agent”) for the Secured Parties referenced therein, the undersigned Grantor has granted a continuing security interest in the patents and patent applications set forth on Schedule 1 attached hereto to the Canadian Administrative Agent for the benefit of the Secured Parties.
     The undersigned Grantor and the Canadian Administrative Agent, on behalf of the Secured Parties, hereby acknowledge and agree that the security interest in the patents and patent applications set forth on Schedule 1 attached hereto (i) may only be terminated in accordance with the terms of the Canadian Security Agreement and (ii) is not to be construed as an assignment of any patent or patent application.

Very truly yours,

[Grantor]

By:

Name:
Title:
Acknowledged and Accepted:
BANK OF AMERICA, NATIONAL ASSOCIATION,
acting through its Canada branch,
as Canadian Administrative Agent

By:

Name:
Title:

1

EXHIBIT 5(d)(iii)
NOTICE
OF
GRANT OF SECURITY INTEREST
IN
TRADEMARKS
Canadian Intellectual Property Office
Sir:
     Please be advised that pursuant to the Canadian Security Agreement dated as of February___, 2008 (as the same may be amended, modified, restated or supplemented from time to time, the “Canadian Security Agreement”) by and among the Grantors from time to time party thereto (each a “Grantor” and collectively, the “Grantors”) and Bank of America, National Association, acting through its Canada branch, as Canadian Administrative Agent (in such capacity, the “Canadian Administrative Agent”) for the Secured Parties referenced therein, the undersigned Grantor has granted a continuing security interest in the trademarks and trademark applications set forth on Schedule 1 attached hereto to the Canadian Administrative Agent for the benefit of the Secured Parties.
     The undersigned Grantor and the Canadian Administrative Agent, on behalf of the Secured Parties, hereby acknowledge and agree that the security interest in the trademarks and trademark applications set forth on Schedule 1 attached hereto (i) may only be terminated in accordance with the terms of the Canadian Security Agreement and (ii) is not to be construed as an assignment of any trademark or trademark application.

Very truly yours,

[Grantor]

By:

Name:
Title:
Acknowledged and Accepted:
BANK OF AMERICA, NATIONAL ASSOCIATION,
acting through its Canada branch,
as Canadian Administrative Agent

By:

Name:
Title:

1